UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 School Street, 2nd Floor, Boston, MA	02108
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On February 28, 2023, Allarity Therapeutics, Inc. (the “Company,” “we” or “us”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Purchaser”) for the purchase and sale of 50,000 shares of Series C Convertible Redeemable Preferred Stock, par value of $0.0001 per share (the “Series C Preferred Stock”), at a purchase price of $24.00 per share, for a subscription receivable in the aggregate amount equal to the total purchase price of $1.2 million (the “Offering”).

The 50,000 shares of Series C Preferred Stock (the “Shares”) are convertible into shares of the Company’s common stock, $0.0001 per share (the “Common Stock”) subject to the terms of the COD (as defined below). The SPA includes customary representations, warranties and covenants by the Company and the Purchaser, and customary conditions to closing. The Offering closed on February 28, 2023.

Registration Rights Agreement

In connection with the Offering, concurrently with the SPA, the Company entered into a registration rights agreement with the Purchaser (the “RRA”) pursuant to which the Company is required to file a registration statement with the Securities and Exchange Commission (the “SEC”) to register for resale the shares of Common Stock that are issued upon the potential conversion of the Shares. Under the terms of the RRA, if we fail file an Initial Registration Statement (as defined in the RRA) on or prior to its Filing Date (as defined in the RRA), or fail to maintain the effectiveness of the registration statement beyond defined allowable grace periods set forth in the RRA, we will incur certain registration delay payments, in cash and as partial liquidated damages and not as a penalty, equal to 2.0% of the Purchaser’s subscription amount of the Shares pursuant to the SPA. In addition, if we fail to pay any partial liquidated damages in full within seven (7) days after the date payment, we will have to pay interest at a rate of 18.0% per annum, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The Company has also agreed to pay all fees and expenses incident to the performance of the RRA, except for any broker or similar commissions.

The Company has also agreed to provide the Purchaser with customary indemnification under the SPA and the RRA.

Limited Waiver Agreement

In connection with the Offering, the Company and the Purchaser entered into a limited waiver agreement (the “Waiver”) pursuant to which the Purchaser confirmed that the sale and issuance of the Shares will not give rise to any, or trigger any, rights of termination, defaults, amendment, anti-dilution or similar adjustments, acceleration or cancellation under the Investor Documents.

Material Relationship

The Purchaser and the Company are parties to (i) a Securities Purchase Agreement and a Registration Rights Agreement, each dated May 20, 2021, relating to the purchase and sale of 20,000 shares of Series A Convertible Preferred Stock, and common stock purchase warrants (collectively, the “PIPE Documents”), and (ii) the Secured Note Purchase Agreement, dated November 22, 2022 and Security Agreement relating the issuance and sale of three secured promissory notes to the Purchaser (together with the PIPE Documents, the “Investor Documents”).

The forgoing descriptions of the SPA, the RRA and the Waiver are qualified in their entirety by reference to the form of the SPA, the RRA and the Waiver filed hereto as Exhibits 10.1, 10.2 and 10.3 respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 3.02.

The offer and sale of the Shares and the shares of common stock issuable upon conversion of the Shares were made to an accredited investor in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act, as amended (the “Securities Act”) as provided in Rule 506(b) of Regulation D promulgated thereunder. The offering of the Shares were not conducted in connection with a public offering, and no public solicitation or advertisement was made or relied upon by any investor in connection with the offering. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

The disclosure set forth in Item 1.01 above is hereby incorporated herein by reference.

Pursuant to the terms of the SPA, on February 24, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock (the “Series C COD”) with the Delaware Secretary of State designating 50,000 shares of its authorized and unissued preferred stock as Series C Preferred Stock with a stated value of $27.00 per share (the “Stated Value”). On February 28, 2023, the Company filed a certificate of amendment to the Series C COD (the “COD Amendment”) to clarify the terms of conversion price and floor price based on definitions provided in the Series C COD (the COD Amendment, together with the Series C COD, the “COD”). The COD sets forth the rights, preferences and limitations of the shares of Series C Preferred Stock. The defined terms not otherwise defined below are as defined in the COD.

The following is a summary of the terms of the Series C Preferred Stock:

Dividends. Under the terms of the COD, the holders of Series C Preferred Stock will be entitled to receive dividends, based on the Stated Value, at a rate of five percent (5%) per annum, which shall accrue and be compounded daily, commencing on the Original Issue Date until the date that the Preferred Stock is converted to Common Stock.

Voting Rights. The COD provides that the Series C Preferred Stock will have no voting rights other than the exclusive right to vote with respect to the Amendment and the Reverse Stock Split, and shall not be entitled to vote on any other matter except to the extent required under the General Corporation Law of the State of Delaware, and the right to cast 620 votes per share of Series C Preferred Stock on the Amendment and Reverse Stock Split proposals.

Liquidation. In addition, upon any liquidation, dissolution or winding-up of the Company, prior and in preference to the Common Stock, holders of Series C Preferred Stock shall be entitled to receive out of the assets available for distribution to stockholders an amount in cash equal to 105% of the aggregate Stated Value of all shares of Series C Preferred Stock held by such holder.

Conversion. The conversion price for the Series C Preferred Stock shall initially equal the lower of: (i) $0.182, which is the official closing price of the Common Stock on the Nasdaq Global Market (as reflected on Nasdaq.com) on the Trading Day immediately preceding the Original Issuance Date; and (ii) the lower of: (x) the official closing price of the Common Stock on the Nasdaq Global Market (as reflected on Nasdaq.com) on the Trading Day immediately preceding the Conversion Date or such other date of determination; and (y) the average of the official closing prices of the Common Stock on the Nasdaq Global Market (as reflected on Nasdaq.com) for the five (5) Trading Days immediately preceding the Conversion Date or such other date of determination, subject to adjustment herein (the “Conversion Price”). In no event shall the Conversion Price be less than $0.0370 (the “Floor Price”). In the event that the Conversion Price on a Conversion Date would have been less than the applicable Floor Price if not for the immediately preceding sentence, then on any such Conversion Date the Company shall pay the Holder an amount in cash, to be delivered by wire transfer out of funds legally and immediately available therefor pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of (I) the highest price that the Common Stock trades at on the Trading Day immediately preceding such Conversion Date and (II) the applicable Conversion Price and (B) the difference obtained by subtracting (I) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Share Delivery Date with respect to such conversion of Series C Preferred Stock from (II) the quotient obtained by dividing (x) the applicable Conversion Amount that the Holder has elected to be the subject of the applicable conversion of Series C Preferred Stock, by (y) the applicable Conversion Price without giving effect to clause (x) of such definition.

Redemption. Each holder of Series C Preferred Stock shall have the right to cause the Company to redeem in cash all or part of such holder’s shares of Series C Preferred Stock at a price per share equal to 110% of the Stated Value (i) after the earlier of (1) the receipt of Authorized Stockholder Approval and (2) the date that is 60 days following the original issue date and (ii) before the date that is 365 days after the original issue date. Upon receipt of a written notice to the Company by each holder (each, a “Redemption Notice”) setting forth the number of shares of Series C Preferred Stock that such holder wishes to redeem, the Company shall redeem such shares of Series C Preferred Stock in accordance with the Redemption Notice no later than 5 days after the date on which the Redemption Notice is delivered to the Company.

The foregoing summary of the terms of the Series C Preferred Stock is qualified in its entirety to the Series C COD and the COD Amendment, which are filed hereto as Exhibits 3.1 and 3.2, respectively and are incorporated herein by reference.

Item 8.01 Other Events

The Company will be holding a Special Meeting of Stockholders (the “Special Meeting”) virtually online on March 20, 2023, or as otherwise set forth in the Company’s notice and proxy statement for the Special Meeting. Stockholders of record of our outstanding shares of Common Stock and Series C Preferred Stock on March 3, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting and any adjournments, continuations or postponements thereof that may take place. A proxy statement regarding the Special Meeting will be filed with the SEC and provided to the stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Redeemable Preferred Stock
3.2	Certificate of Amendment to Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Redeemable Preferred Stock
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Limited Waiver Agreement
104	Cover Page Integrative Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem Chief Executive Officer

Dated: February 28, 2023

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